Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Kona Gold Beverage, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule		Amount Registered(1)		Proposed Maximum Offering Price Share(2)	Maximum Aggregate Offering Price	Fee Rate(3)	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share, issuable under the Equity Line between the Company and Mast Hill Fund, L.P.	457	(c)	642,224,583		$0.0027	$1,734,006.37	$0.0001102	$191.09
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share, issuable upon exercises of the EPA Warrant	457	(g)	56,000,000	(4)	$0.0045	$252,000.00	$0.0001102	$27.77
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share, issuable upon exercise of the Placement Warrant granted to J.H. Darbie & Co.	457	(g)	4,055,556	(4)	$0.0054	$21,900.00	$0.0001102	$2.41
Carry Forward Securities
Carry Forward Securities	-	-	-		-			-			-	-	-	-
	Total Offering Amounts							$2,007,906.38		$221.27
	Total Fees Previously Paid									$1,297.80
	Total Fees Offsets									$221.27
	Net Fee Due									$0.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of Common Stock as reported on the OTCQB Marketplace operated by OTC Markets Group Inc. on May 15, 2023.

(3)	The fee is calculated by multiplying the aggregate offering amount by $0.0001102, pursuant to Section 6(b) of the Securities Act.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the price at which the warrant may be exercised.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rules 457(p)
Fee Offset Claims	Kona Gold Beverage, Inc.	S-1	333-267199	August 31, 2022		$221.27	equity	Common Stock	-	$14,000,000	$221.27
Fee Offset Sources	Kona Gold Beverage, Inc.	S-1	333-267199		August 31, 2022						$221.27	(1)

(1)	Kona Gold Beverage, Inc. (the “Company”) previously filed a Registration Statement on Form S-1 (File No. 333-267199) with the Securities and Exchange Commission on August 31, 2022, to register certain shares of its common stock having an aggregate offering price of up to $14,000,000. In connection with the filing of that Registration Statement, the Company made a contemporaneous fee payment in the amount of $1,297.80. As of May 19, 2023, the Company withdrew the Registration Statement prior to a declaration of effectiveness thereof and prior to the sale and issuance of any shares of its common stock thereunder. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $1,297.80 that was already paid and remains unused with respect to securities that were not previously registered pursuant to that Registration Statement and, accordingly, were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
-	-	-	-	-	-	-